                                                                    EXHIBIT 10.7

                          PLEDGE AND SECURITY AGREEMENT


                                   dated as of


                                November 7, 2003


                                  by and among


                       River Rock Entertainment Authority,
           The Dry Creek Rancheria Band of Pomo Indians of California
                                       and
                         U.S. Bank National Association

                                Table of Contents

                                                                                                               Page

1.       Definitions..............................................................................................4
2.       Assignment, Pledge and Grant of Security Interest........................................................6
3.       Obligations Secured......................................................................................9
4.       Representations and Warranties...........................................................................9
5.       Subsequent Changes Affecting Collateral; Transfers and Other Liens.......................................9
6.       Covenants...............................................................................................10
7.       Collections on Collateral...............................................................................10
8.       Event of Default........................................................................................11
9.       Remedies Upon Event of Default..........................................................................11
10.      Remedies Cumulative; Delay Not Waiver...................................................................12
11.      Application of Procedures...............................................................................12
12.      Attorney-In-Fact........................................................................................12
13.      Trustee May Perform.....................................................................................13
14.      Perfection;  Further Assurances.........................................................................13
15.      Governing Law; Jurisdiction; Governing Law Provisions...................................................14
16.      Alteration of Obligations...............................................................................16
17.      Obligations Absolute; Waiver............................................................................16
18.      Place of Business; Location of Records..................................................................18
19.      Continuing Assignment and Security Interest.............................................................18
20.      Termination of Security Interest........................................................................18
21.      Reinstatement...........................................................................................18
22.      Trustee's Duties; Reasonable Care.......................................................................18
23.      Survival of Provisions..................................................................................19
24.      Miscellaneous...........................................................................................19

                          PLEDGE AND SECURITY AGREEMENT


         THIS PLEDGE AND SECURITY AGREEMENT, dated as of November 7, 2003 (as amended, supplemented, restated or otherwise modified from time to time, this "Agreement"), is entered into by and among the River Rock Entertainment Authority (the "Authority"), an unincorporated instrumentality of The Dry Creek Rancheria Band of Pomo Indians of California (the "Tribe"), the Tribe and U.S. Bank National Association, a national banking association, as trustee under the Indenture referred to below (together with its successors and assigns from time to time under the Indenture, the "Trustee"), for the benefit of the holders from time to time (the "Holders") of the Senior Notes (as defined below).

                                    RECITALS


         A. Facility. The Authority and the Tribe desire to design, develop and construct three parking structures and certain infrastructure improvements (the "Project") upon the Tribe's reservation (the "Rancheria") and an access road upon land adjacent to the Rancheria near Geyserville, California, to support the existing gaming facility (the "Facility") of the Authority. The Tribe has delegated to the Authority all rights and decision-making authority with respect to the development, construction and operation of the Project pursuant to The River Rock Entertainment Authority Act of 2003 adopted on October 25, 2003 (the "Authority Ordinance").

         B. Senior Notes. Concurrently herewith, the Authority is issuing $200,000,000 aggregate principal amount of its 9.75% Senior Notes due 2011 (together with all notes issued in exchange or replacement therefor, the "Initial Senior Notes"), pursuant to the Indenture. In addition, the Authority may issue additional Senior Notes (other than the Initial Senior Notes) pursuant to the Indenture in accordance with the provisions thereof (collectively with the Initial Senior Notes, the "Senior Notes").

         C. Use of Proceeds. The Authority will use the net proceeds from the sale of the Initial Senior Notes for (among other things) the repayment of a majority of the Authority's outstanding indebtedness, to fund the completion of the Project, to fund the settlement of litigation involving the Tribe, to fund the acquisition of and development of an access road on certain real property adjacent to the Tribe's reservation and to repay outstanding indebtedness of the Tribe.

         D. Purpose. In order to secure the payment and performance by the Authority of all of its covenants, agreements and obligations under the Senior Notes, the Trustee (on behalf of the Holders) requires that the Authority shall have executed this Agreement.

                                    AGREEMENT


         In consideration of the promises contained herein, in reliance on that certain Governmental Secured Transactions Ordinance adopted by the Tribe on October 25, 2003, as Ordinance No. 03-10-25-004, and as a material inducement to the purchase of the Senior Notes by the Holders, the Authority hereby agrees with the Trustee, for the benefit of the Holders, as follows:

         1. Definitions.

                  1.1 Defined Terms. The terms defined in this Section 1 shall have the meanings herein specified:

                  "Collateral Accounts" has the meaning ascribed thereto in the Cash Collateral and Disbursement Agreement.

                  "Collateral Documents" has the meaning ascribed thereto in the Cash Collateral and Disbursement Agreement.

                  "Compact" has the meaning ascribed in the Indenture, as such Compact is presently in effect.

                  "Disbursement Agent" means U.S. Bank National Association, Wells Fargo Bank, N.A. and/or the then acting Disbursement Agent under the Cash Collateral and Disbursement Agreement.

                  "Dry Creek" means Dry Creek Casino, LLC, a Texas limited liability company.

                  "Gaming Assets" has the meaning ascribed thereto in the Cash Collateral and Disbursement Agreement.

                  "Gaming Business" has the meaning ascribed thereto in the Indenture.

                  "Governmental Action" means any resolution, ordinance, statute, regulation, order or decision regardless of how constituted having the force of law or legal authorization of the Tribe, the Authority or any instrumentality or agency of the Tribe.

                  "Indenture" means the Indenture dated as of the date hereof, among the Authority, the Tribe and the Trustee, relating to the Senior Notes.

                  "Intercreditor Agreement" means the Intercreditor Agreement dated as of the date hereof, by and among Dry Creek, the Authority, the Tribe and the Trustee.

                  "Law" shall mean any federal, state or local law, including any statute, decision, rule or regulation of the United States or any State of the United States, and any provision of the Compact.

                  "New York UCC" means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York.

                  "NIGC" means the National Indian Gaming Commission.

                  "Operating Account" has the meaning ascribed thereto in the Cash Collateral and Disbursement Agreement.

                  "Person" has the meaning ascribed thereto in the Cash Collateral and Disbursement Agreement.

                  "Tribal Party" means each of the Tribe and the Authority, their successors and assigns.

                  "Tribal UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect on the Rancheria.

                  "UCC" means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Trustee's lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York (including without limitation the Tribal UCC), the term "UCC" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

                  1.2 Index of Additional Defined Terms. In addition, the terms listed in the left column below shall have the respective meanings ascribed to such terms in the Section of this Agreement listed opposite such terms in the right column below:

                  Defined Term                                                      Section
                  ------------                                                      -------
                  AAA                                                                    15.5
                  Agreement                                                      Introduction
                  Applicable Courts                                                      15.4
                  Assigned Agreements                                                  2.1(a)
                  Authority                                                      Introduction
                  Authority Ordinance                                           A of Recitals
                  Benefited Party                                                          17
                  Cash Collateral and Disbursement Agreement                              1.3
                  Collateral                                                           2.1(i)
                  Event of Default                                                          8
                  Facility                                                      A of Recitals
                  Facility Obligations                                                     16
                  Federal Bankruptcy Code                                                  17
                  Holders                                                        Introduction
                  Indenture                                                     B of Recitals
                  Initial Senior Notes                                          B of Recitals
                  Obligation Documents                                                     16
                  Obligee                                                                  16
                  Permitted Claims                                                       15.2
                  Rancheria                                                     A of Recitals
                  Secured Obligations                                                       3
                  Senior Notes                                                  B of Recitals
                  Tribe                                                          Introduction
                  Trustee                                                        Introduction

                  1.3 Other Terms. All capitalized terms used, but not otherwise defined herein, shall have the meanings provided in the Cash Collateral and Disbursement Agreement by and among the Disbursement Agent (as defined therein), the Trustee, the Independent Construction Consultant (as defined therein), the Tribe and the Authority dated as of the date hereof (the "Cash Collateral and Disbursement Agreement") if defined therein, and if such terms are not defined in the Cash Collateral and Disbursement Agreement, such terms shall have the meanings given them in the UCC.

                  1.4 Rules of Construction. The words "includes" and "including" are not limiting, such that "including" means "including, without limitation." The words "shall" and "will" are used interchangeably and have the same meaning and the word "or" is not exclusive. The words "herein," "hereof," "hereto," "hereunder," and others of similar import refer to this Agreement as a whole and not to any particular section, subsection, or clause contained within the Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine, and the neuter.

         2. Assignment, Pledge and Grant of Security Interest.

                  2.1 Subject to applicable law (including all applicable rules and regulations of the NIGC), to secure the timely payment and performance of the Secured Obligations (as defined in Section 3 hereof) and, in each case, in reliance on the UCC and the Tribal UCC, each Tribal Party does hereby assign and pledge to the Trustee, and grant a security interest in favor of the Trustee in, all the estate, right, title and interest of each Tribal Party, whether now owned or hereafter acquired, in, to and under to the extent the same are Gaming Assets that do not constitute real estate or an interest in real estate:

                      (a) all contracts, agreements and documents, including the following contracts, agreements and documents, as amended, amended and restated, supplemented or otherwise modified from time to time (individually, an "Assigned Agreement," and collectively, the "Assigned Agreements") and all of any Tribal Party's rights thereunder:

                          (i) all Construction Contracts with respect to the
Project to which a Tribal Party is or may become a party from time to time;

                          (ii) all insurance policies maintained or required to
be maintained by a Tribal Party or any other Person under any Construction Contracts or otherwise with respect to the Collateral (hereinafter defined), including any such policies insuring against loss of revenues by reason of interruption of the operation of the Gaming Business and all loss proceeds and other amounts payable to any Tribal Party thereunder, and all eminent domain proceeds relating to the Gaming Business;

                          (iii) all other agreements, including vendor
warranties, running to a Tribal Party or assigned to a Tribal Party, that relate to the construction, maintenance, improvement, operation or acquisition of the Gaming Business or any part thereof, or transport of material, equipment and other parts of the Facility or any part thereof; provided, however, that the security interest granted hereby with respect to any management contract relating to the Facility shall only relate to the right to payments under such management contract;

                          (iv) any other lease or sublease agreements relating
to the Gaming Business or any part thereof or any ancillary facilities to which a Tribal Party is or becomes a party, but excluding any lease or sublease agreement of interest in real property;

                          (v) all amendments, supplements, substitutions and
renewals to any of the aforesaid agreements; and

                          (vi) to the extent assignable, all permits and
governmental approvals issued in the name of a Tribal Party or relating in any way to the operation of the Gaming Business, including approvals of gaming regulatory authorities;

                      (b) all rents, profits, income, distributions, royalties and revenues derived in any manner by a Tribal Party from the Gaming Business or any part thereof and the operation of the Facility or any part thereof, including all Pledged Revenues, but excluding all items described in the proviso to the definition of "Pledged Revenues" in the Cash Collateral and Disbursement Agreement;

                      (c) all other personal property of a Tribal Party, including personal property relating to the Facility, whether now owned or existing or hereafter acquired or arising, or in which a Tribal Party may have an interest, and wheresoever located, whether or not of a type which may be subject to a security interest under the UCC, including (except to the extent that any of the following are deemed to be fixtures under applicable law) all machinery, tools, control equipment, appliances, mechanical and electrical systems, elevators, lighting, alarm systems, fire control systems, furnishings, furniture, as-extracted collateral, farm products, manufactured homes, equipment, service equipment, motor vehicles, building or maintenance equipment, gaming machines or devices of any type, building or maintenance materials, pipes and pipelines supplies, goods and property covered by any warehouse receipts or bills of lading or other such documents, spare parts, maps, plans, specifications, architectural, engineering, construction or shop drawings, manuals or similar documents, copyrights, trademarks and trade names, and any replacements, renewals or substitutions for any of the foregoing or additional tangible or intangible personal property hereafter acquired by a Tribal Party;

                      (d) all goods, money, instruments, securities, accounts, contract rights, commercial tort claims, letters of credit, letter of credit rights, payment intangibles, health-care insurance receivables, promissory notes, software, supporting obligations, documents, deposit accounts, chattel paper (including tangible and electronic chattel paper), as-extracted collateral, general intangibles and inventory, including those relating to the Gaming Business;

                      (e) all investment property (including both certificated and uncertificated securities, security entitlements, security accounts, commodity contracts and commodity accounts), and including each of the Collateral Accounts, and all Financial Assets and other assets therein and all security entitlements with respect thereto;

                      (f) all deposit accounts, including the Operating Account, and all monies and other assets on deposit therein;

                      (g) all Cash Equivalents;

                      (h) any other assets owned by a Tribal Party, to the extent not included in (or expressly excluded from) the foregoing;

                      (i) all other Gaming Assets to the extent the same do not constitute real property or an interest in real property and are not included in (or expressly excluded from) the foregoing; and

                      (j) the proceeds (including cash and noncash proceeds) of all of the above, including: (i) all rights of any Tribal Party to receive monies due and to become due under or pursuant to the collateral described in clauses (a) through (i); (ii) all rights of any Tribal Party to receive the return of any premiums for, or proceeds of, any insurance, indemnity, warranty or guaranty with respect to the collateral or to receive any condemnation proceeds; (iii) all claims of any Tribal Party for damages arising out of, or for breach of or default under, the Assigned Agreements or any other collateral;
(iv) all rights of any Tribal Party to terminate, amend, supplement, modify or waive performance under the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder; and (v) to the extent not included in the foregoing, all proceeds receivable or received when any and all of such collateral is sold, collected, exchanged or otherwise disposed of, whether voluntarily or involuntarily (all of the collateral described in clauses (a) through (i), as modified by each other provision of Sections 2.1 through 2.5, being herein collectively referred to as the "Collateral"); provided, however, that the Collateral shall not include any assets, revenues, accounts, property or other interests of any Tribal Party that a Tribal Party is prohibited from alienating under applicable federal law or state law, including any statute, decision, rule or regulation of the United States or the State of California or under any contract or agreement with the United States or the State of California, including the Compact (except to the extent Sections 9407, 9408 or 9409 of the UCC or the analogous provision of the Uniform Commercial Code in effect in any other jurisdiction, as applicable, would permit the creation of a security interest in such property without violating applicable law or the Compact); provided, further, the Collateral shall not include any license, permit or approval if (x) such item is a license or permit to operate gaming regulated by IGRA, (y) by its terms or operation of Law such item is not assignable, or (z) the assignment of, or grant of a security interest in, such item would cause such item to become void, would constitute a breach under such item, is prohibited by such item or by Law or would violate any Law, except to the extent Sections 9407, 9408 or 9409 of the UCC or the analogous provisions of the Uniform Commercial Code in effect in any other jurisdiction, as applicable, would permit and allow such assignment without causing such a breach or violation and without causing such item to be void; AND PROVIDED, STILL FURTHER, THAT NO GRANT OF A SECURITY INTEREST HEREIN OR ANY OTHER TERM HEREOF, INCLUDING THE RIGHT TO ENFORCE ANY TERMS HEREIN, SHALL CREATE ANY PROPRIETARY INTEREST OF ANY PERSON IN ANY GAMING ACTIVITY CONDUCTED BY OR ON BEHALF OF ANY TRIBAL PARTY OR THE TRIBE OR PERMIT ANY PERSON TO MANAGE ANY SUCH GAMING ACTIVITY.

                  2.2 In order to effectuate the foregoing, a Tribal Party has heretofore delivered, or concurrently with the delivery hereof is delivering, to the Trustee an executed counterpart or certified copy of each of the Assigned Agreements. Promptly upon the execution thereof, the Authority will likewise deliver to the Trustee an executed counterpart of each material future lease, construction agreement, operation agreement and other agreement, including those relating to the Gaming Business or any part thereof, and amendments and supplements to the foregoing, included in the Collateral, as they are entered into by the Authority.

                  2.3 Notwithstanding anything to the contrary contained herein, the applicable Tribal Party shall remain liable to perform all of the obligations undertaken by it under each of the Assigned Agreements, all in accordance with and pursuant to the terms and provisions thereof, and the Trustee shall have no obligation or liability under any of such Assigned Agreements by reason of or arising out of this Agreement, nor shall the Trustee be required or obligated in any manner to perform or fulfill any obligations of the Authority thereunder or to make any payment or inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time.

                  2.4 If any default by a Tribal Party under any of the Assigned Agreements shall occur and be continuing, then the Trustee shall, at its option, be permitted (but shall not be obligated) to remedy any such default by giving written notice of such intent to the applicable Tribal Party and to the parties to the Assigned Agreement for which the Trustee intends to remedy the default. Any cure by the Trustee of a Tribal Party's default under any of the Assigned Agreements shall not be construed as an assumption by the Trustee of any obligations, covenants or agreements of a Tribal Party under such Assigned Agreement, and the Trustee shall not be liable to any Tribal Party or any other Person as a result of any actions undertaken by the Trustee in curing or attempting to cure any such default. This Agreement shall not be deemed to release or to affect in any way the obligations of any Tribal Party under the Assigned Agreements.

                  2.5 Any purchase money obligation created by any of the Collateral Documents shall continue even after the Collateral Documents have been amended, supplemented, modified, restated, refinanced, consolidated, or restructured. In addition, to the extent any of the Proceeds may have been used to finance or refinance any asset, the parties intend for the obligations of the Authority related thereto to constitute purchase money obligations and for the Trustee to have a related purchase money security interest.

         3. Obligations Secured. Without limiting the generality of the foregoing, this Agreement and all of the Collateral secure the payment and performance when due of all covenants, agreements and payment and other obligations of each Tribal Party under the Indenture and the Collateral Documents, including without limitation the Senior Note Obligations (collectively, the "Secured Obligations").

         4. Representations and Warranties. Each Tribal Party represents and warrants as of the date hereof as follows:

                  4.1 The Authority is an organization organized solely under the laws of the Tribe, and no other state or jurisdiction, pursuant to the Authority Ordinance.

                  4.2 Neither Tribal Party has assigned any of its rights under the Assigned Agreements except as permitted in the Indenture and the Collateral Documents.

                  4.3 Neither Tribal Party has authenticated and is not aware of any effective financing statement, security agreement or other record similar in effect covering all or any part of the Collateral, except such as may have been filed pursuant to this Agreement, the Indenture and the other Collateral Documents or pursuant to the documents evidencing Permitted Liens described on
Schedule 4.3.

                  4.4 Except as permitted by the Indenture and the Collateral Documents, each Tribal Party lawfully possesses the Collateral and has full right, title and interest in and to the Collateral, including all rights purported to be granted to it under the Assigned Agreements, not subject to any mortgages, liens, charges, or encumbrances except Permitted Liens. Each Tribal Party has full power and lawful authority to grant a security interest in and assign the Collateral hereunder.

         5. Subsequent Changes Affecting Collateral; Transfers and Other Liens.

                  5.1 Each Tribal Party agrees that the Trustee shall have no responsibility or liability for informing a Tribal Party of any such changes or potential changes affecting the Collateral or for taking any action or omitting to take any action with respect thereto.

                  5.2 Each Tribal Party agrees that it will not, except as expressly permitted by the Indenture (subject to Section 19 hereof), create or permit to exist any lien, mortgage, security interest or encumbrance of any kind upon or with respect to any of the Collateral, except pursuant to this Agreement.

         6. Covenants. Each Tribal Party covenants as follows:

                  6.1 Any action or proceeding to enforce this Agreement or any Assigned Agreement may be taken by the Trustee either in the applicable Tribal Party's name or in the Trustee's name, as the Trustee may deem necessary.

                  6.2 The Tribal Party will, so long as any Secured Obligations are outstanding, warrant and defend its title to the Collateral and the interest of the Trustee in the Collateral against any claim or demand of any Persons (other than Permitted Liens) which could reasonably be expected to materially adversely affect the Tribal Party's title to, or the Trustee's right or interest in, such Collateral.

                  6.3 The Authority will at all times keep accurate and complete records of the Collateral. The Authority shall permit representatives of the Trustee upon reasonable prior notice at any time during normal business hours of the Authority to inspect and make abstracts from the Authority's books and records pertaining to the Collateral. Upon the occurrence and during the continuation of any Event of Default, at the Trustee's request, the Authority shall promptly deliver copies of any and all such records to the Trustee.

                  6.4 Unless waived in writing by the Trustee, each Tribal Party shall give the Trustee at least thirty (30) days' notice before a Tribal Party changes the location of its principal place of business, chief executive office or location or form of organization and shall, at the expense of the Authority, execute and deliver, and authorize the filing of, such records, instruments and documents as may reasonably be required by the Trustee to maintain a perfected security interest in the Collateral, subject only to Permitted Liens.

                  6.5 Unless waived in writing by the Trustee, each Tribal Party shall give the Trustee at least thirty (30) days' notice before it changes the location of any of the Collateral if such change in location would result in a failure of the Trustee to maintain a perfected security interest in the Collateral and shall, at the expense of the Authority, execute and deliver, and authorize the filing of, such records, instruments and documents as may reasonably be required by the Trustee to maintain a perfected security interest in the Collateral, subject only to Permitted Liens.

                  6.6 In the event notification is given to any account debtor to discharge its obligations by paying the Trustee (under Section 9406 of the UCC or otherwise), such notification shall be binding against a Tribal Party until the Trustee gives alternate instructions. No Tribal Party shall give, provide, authenticate or deliver, nor authorize the giving, provision, authentication or delivery of, alternate instructions unless the Trustee expressly authenticates a record providing for such alternative instructions.

         7. Collections on Collateral.

                  7.1 Upon the occurrence and during the continuance of an Event of Default, the Trustee shall have the right from time to time to instruct the Tribal Party and any other parties otherwise required to make payments to a Tribal Party in connection with the Collateral to make such payments (including all proceeds, sums or other property arising out of the enforcement of any rights of a Tribal Party with respect to the Collateral) instead directly to the Trustee or such other party or parties as the Trustee may designate.

                  7.2 If a Tribal Party receives any such payments at any time when, pursuant to the provisions of this Section 7 or any notice delivered pursuant hereto, such payments should not have been accepted or should have been paid instead to another party, then such payments shall be received by the Tribal Party in trust for, and shall be promptly deposited and delivered in kind to, the Trustee. The Trustee shall have the right to exercise all rights and remedies of the Authority under the Collateral Documents and to enforce the Senior Notes and the other Collateral Documents in accordance with the terms of the this Agreement.

         8. Events of Default. The occurrence of an Event of Default under and as defined in the Indenture shall constitute an event of default hereunder (each such occurrence, an "Event of Default").

         9. Remedies Upon Event of Default.

                  9.1 If an Event of Default has occurred and is continuing, the Trustee may (SUBJECT, IN EACH CASE, TO THE LIMITATION ON PROPRIETARY AND MANAGEMENT RIGHTS CONTAINED IN THE LAST PROVISO TO SECTION 2.1 AND TO THE PROVISIONS OF SECTION 24.11 AND SUBJECT TO ANY FEDERAL OR STATE LIMITATIONS ON THE OPERATION, USE, POSSESSION AND TRANSPORTATION OF GAMING DEVICES): (a) proceed to protect and enforce the rights vested in it by this Agreement, including the right to cause all revenues pledged hereby as security and all other monies pledged hereunder to be paid directly to it, and to enforce its rights hereunder to such payments and all other rights hereunder by such appropriate judicial proceedings as it shall deem most effective to protect and enforce any of such rights, either at law or in equity or otherwise, whether for specific enforcement of any covenant or agreement contained in any of the Assigned Agreements, or in aid of the exercise of any power therein or herein granted, or for any foreclosure hereunder and sale under a judgment or decree in any judicial proceeding, or to enforce any other legal or equitable right vested in it by this Agreement or by law; (b) cause any action at law or suit in equity or other proceeding to be instituted and prosecuted to collect or enforce any of the Secured Obligations or rights hereunder or included in the Collateral, or to foreclose or enforce any other agreement or other instrument by or under or pursuant to which such Secured Obligations are issued or secured, subject in each case to the provisions and requirements thereof; (c) subject to applicable law, including all applicable rules and regulations of the NIGC, sell or otherwise dispose of any or all of the Collateral or cause the Collateral to be sold or otherwise disposed of in one or more sales or transactions, at such prices and in such manner as the Trustee may deem commercially reasonable, and for cash or on credit or for future delivery, without assumption of any credit risk at any broker's board or at public or private sale, with or without a warranty of title, without demand of performance or notice of intention to sell or of time or place of sale (except such notice as is required by applicable statute and cannot be waived), it being agreed that the Trustee may be a purchaser on its own behalf at any such public sale and that the Trustee, or any other Person who may be a bona fide purchaser for value and without notice of any claims of any or all of the Collateral so sold, shall thereafter hold the same absolutely free from any claim or right of whatsoever kind, including any equity of redemption, of the Authority, any such demand, notice or right and equity being hereby expressly waived and released to the extent permitted by law; (d) incur reasonable expenses, including reasonable attorneys' fees, reasonable consultants' fees, and other costs appropriate to the exercise of any right or power under this Agreement; (e) subject to the observance of all applicable law, including IGRA and all applicable rules and regulations of the NIGC, perform any obligation of the Authority hereunder, under the Senior Notes or under any other Collateral Documents, and make payments, purchase, contest or compromise any encumbrance, charge or lien, and pay taxes and expenses without, however, any obligation to do so; (f) subject to the observance of all applicable law, including IGRA and all applicable rules and regulations of the NIGC, in connection with any acceleration and foreclosure, take possession of the Collateral and render it usable and repair and renovate the same without, however, any obligation to do so, and enter upon the Rancheria and the Facility or any other location where the same may be located for that purpose, control, manage, operate, rent and lease the Collateral, either separately or in conjunction with the Facility, collect all rents and income from the Collateral and apply the same to reimburse the Trustee for any cost or expenses incurred hereunder, under the Senior Notes or under any of the Collateral Documents and to the payment or performance of the Authority's obligations hereunder, under the Senior Notes or under any of the Collateral Documents, and apply the balance to the Senior Notes and any remaining excess balance to whomsoever is legally entitled thereto; (g) subject to the observance of all applicable law, including IGRA and all applicable rules and regulations of the NIGC, secure the appointment of a receiver of the Collateral or any part thereof; (h) direct the Disbursement Agent to stop payment of any disbursements being made at such time or to be made from any of the Collateral Accounts, and direct all further disbursements of funds from any of the Collateral Accounts; or (i) exercise any other or additional rights or remedies granted to a secured party under the UCC. If pursuant to applicable law prior notice of any such action (other than the action authorized under Section 9.1(h) above, which shall be governed by the Cash Collateral and Disbursement Agreement) is required to be given to any Tribal Party, each Tribal Party hereby acknowledges that the minimum time required by such applicable law, or if no minimum time is specified, ten (10) Business Days, shall be deemed a reasonable notice period.

                  9.2 All reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee in connection with any such suit or proceeding or in connection with the performance by the Trustee of any of the agreements of any Tribal Party contained in any of the Assigned Agreements or any exercise of its rights or remedies hereunder, together with interest thereon (to the extent permitted by law) computed at a rate per annum equal to the interest rate provided in the Senior Notes from the date on which such costs or expenses are incurred to the date of payment thereof, shall constitute additional Secured Obligations secured by this Agreement and shall be paid by the Authority to the Trustee on demand.

         10. Remedies Cumulative; Delay Not Waiver.

                  10.1 No right, power or remedy herein conferred upon or reserved to the Trustee is intended to be exclusive of any other right, power or remedy and every such right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Resort to any or all security now or hereafter held by the Trustee may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.

                  10.2 No delay or omission of the Trustee to exercise any right or power accruing upon the occurrence and during the continuance of any Event of Default as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein, and every power and remedy given by this Agreement may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee.

         11. Application of Proceeds. Upon the occurrence and during the continuation of an Event of Default, the proceeds of any sale of or other realization upon all or any part of the Collateral shall be applied: first, to all fees, costs and expenses incurred by and due and owing to the Trustee under the Senior Notes or the Collateral Documents; second, to accrued and unpaid interest on the Secured Obligations (including any interest which, but for the provisions of Bankruptcy Law, would have accrued on such amounts); third, to the principal amounts of the Secured Obligations outstanding; and fourth, to, or as directed by, the Authority.

         12. Attorney-In-Fact. Subject to applicable law, including all applicable rules and regulations of the NIGC, each Tribal Party hereby constitutes and appoints the Trustee, acting for and on behalf of itself and each successor or assign of the Trustee, the true and lawful attorney-in-fact of the Tribal Party, with full power and authority in the place and stead of the Authority and in the name of the Tribal Party, the Trustee or otherwise to, upon the occurrence and during the continuance of an Event of Default, enforce all rights, interests and remedies of the Tribal Party with respect to the Collateral, including the right:

                  12.1 to ask, require, demand, receive and give acquittance for any and all monies and claims for monies due and to become due under or arising out of the Assigned Agreements or any of the other Collateral, including any insurance policies;

                  12.2 to elect remedies thereunder and to endorse any checks or other instruments or orders in connection therewith;

                  12.3 to file any claims or take any action or institute any proceedings in connection therewith which the Trustee may reasonably deem to be necessary or advisable;

                  12.4 to pay, settle or compromise all bills and claims which may be or become liens or security interests against any or all of the Collateral, or any part thereof, unless a bond or other security satisfactory to Trustee has been provided; and

                  12.5 upon foreclosure, subject to the limitations contained in
Section 9.1, to do any and every act which a Tribal Party may do on its behalf with respect to the Collateral or any part thereof and to exercise any or all of such Tribal Party's rights and remedies under any or all of the Assigned Agreements;

provided, however, that the Trustee shall not exercise any such rights except upon the occurrence and continuation of an Event of Default. This power of attorney is a power coupled with an interest and shall be irrevocable. The Trustee shall exercise all remedies under this Agreement in accordance with the terms of the Indenture.

         13. Trustee May Perform. Upon the occurrence and during the continuance of an Event of Default, if the Authority fails to perform any agreement contained herein, the Trustee may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Trustee incurred in connection therewith shall be part of the Secured Obligations.

         14. Perfection; Further Assurances.

                  14.1 Each Tribal Party agrees that from time to time, at the expense of the Authority, each Tribal Party shall promptly execute and deliver all records, instruments and documents, and take all action, that may be reasonably necessary or that the Trustee may reasonably request, in order to perfect and protect the assignment and security interest granted or intended to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Tribal Party shall: (a) if any Collateral shall be evidenced by a promissory note or other instrument (other than checks) in excess of $10,000, deliver and pledge to the Trustee such note or other instrument duly endorsed without recourse, and accompanied by duly executed records of transfer or assignment, all in form and substance satisfactory to the Trustee; and (b) execute and deliver to the Trustee such financing or continuation statements, or amendments thereto, and such other records, instruments, documents, endorsements or notices, as may be reasonably necessary or desirable or as Trustee may reasonably request, in order to perfect and preserve the assignments and security interests granted or purported to be granted hereby.

                  14.2 Each Tribal Party hereby authorizes the Trustee to file one or more financing or continuation statements and other records with respect to all or any part of the Collateral (including any amendments thereto, or continuation or termination statements thereof), without the signature or other authorization of the Authority in such form and in such offices as the Trustee reasonably determines to be appropriate to perfect or maintain the perfection of the security interest of the Trustee hereunder. Each Tribal Party acknowledges and agrees that it is not authorized to, and will not, authenticate or file, or authorize the filing of, any financing statements or other record with respect to the Collateral (including any amendments thereto, or continuation or termination statements thereof), without the express prior written approval and authorization by the Trustee, consenting to the form and substance of such filing or record (subject, however, to the provisions of Sections 9509(d)(2) and 9513(c)(1) of the UCC). Each Tribal Party approves, authorizes and ratifies any filing or recording of records made by or on behalf of Trustee in connection with the perfection of the security interest in favor of the Trustee.

                  14.3 The Authority shall pay all filing, registration and recording fees and all refiling, re-registration and re-recording fees, and all reasonable expenses incident to the execution and acknowledgment of this Agreement, and all federal, state, county and municipal stamp taxes and other taxes, duties, imports, assessments and charges arising out of or in connection with the execution or authentication and delivery of this Agreement, any agreement supplemental hereto, any financing statements, and any instruments of further assurance.

                  14.4 The Authority shall, promptly upon request, provide to the Trustee all information and evidence that the Trustee may reasonably request concerning the Collateral to enable the Trustee to enforce the provisions of this Agreement.

         15. Governing Law; Jurisdiction, Governing Law Provisions.

                  15.1 Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY; PROVIDED, HOWEVER THAT WITH RESPECT TO THE CREATION, ATTACHMENT, PERFECTION OR PRIORITY OF THE SECURITY INTEREST IN ANY COLLATERAL, THE GOVERNING LAW SHALL BE THE APPLICABLE UCC AS SET FORTH IN THE DEFINITION OF THE TERM "UCC." THE AUTHORITY, THE TRIBE, AND THE TRUSTEE AGREE THAT THE TRANSACTIONS UNDER THIS AGREEMENT, INCLUDING THE EXECUTION OF THIS AGREEMENT, THE LENDING OF MONEY AND THE ISSUANCE OF THE SENIOR NOTES, OCCURRED OUTSIDE THE TRIBE'S RESERVATION, IN THE STATE OF NEW YORK.

                  15.2 Waiver of Sovereign Immunity. Each of the Authority and the Tribe unconditionally and irrevocably waives its sovereign immunity, and the sovereign immunity of each subdivision, agency, department, board, committee, commission, instrumentality or entity wholly-owned or wholly-controlled, directly or indirectly, by the Tribe from any suit, action, proceeding or legal process of any nature, and any and all defenses based thereon, with respect to any claim, demand, dispute, action or cause of action related or incidental to this Agreement, the Senior Notes or the Collateral Documents including the offer or sale of the Senior Notes, whether now existing or hereafter arising and whether sounding in tort, contract, or otherwise (collectively "Permitted Claims"). Such waiver extends (i) to permit the interpretation, enforcement and the seeking of legal or equitable relief and remedies (whether through an award or granting of specific performance, injunction, mandamus, damages or otherwise) through judicial proceedings and other legal process as hereinafter provided, and (ii) to permit judicial actions in any of the Applicable Courts (as defined below) to compel, enter judgment upon, enforce, modify or vacate any award or interim injunctive relief related to such arbitration authorized in this Section 15; provided, however, such waiver shall be subject to the following limitations: (a) no Person may seek enforcement or recover any damages as a result of such waiver against any property or rights of the Authority or the Tribe, except as against Gaming Assets and Gaming Assets distributed to the Tribe in contravention of the Indenture; (b) no Person will be entitled to enforce such waiver except the Trustee, holders of the Senior Notes, Persons entitled to be indemnified under this Agreement, and the successors and assigns of the Trustee and such holders and Persons (each, a "Permitted Party"); (c) no Person shall be entitled to assert a claim because of such waiver except a Permitted Claim; (d) claims permitted by such waiver may be brought only in the Applicable Courts or in arbitration proceedings as described below; and (e) all Permitted Claims shall be interpreted and subject to the internal law of the State of New York.

                  15.3 Waiver of Tribal Court. Each of the Authority and the Tribe unconditionally and irrevocably waives the jurisdiction and right of any tribal court or forum, now or hereafter existing or created, to hear or resolve any Permitted Claim. Each of the Authority and the Tribe unconditionally and irrevocably waives the application of any rule or doctrine relating to the exhaustion of tribal remedies, abstention or comity that might otherwise require or permit a Permitted Claim to be heard or resolved (either initially or finally) in a tribal court or other tribal forum.

                  15.4 Jurisdiction. Each of the Authority and the Tribe irrevocably consents to arbitration as described below and for the resolution and enforcement of Permitted Claims and actions permitted by the waivers described above, to the following courts (the "Applicable Courts"); (a) the United States District Court for the Southern District of New York and all courts to which any appeal therefrom may be available; (b) any court of the State of New York and all courts to which any appeal therefrom may be available; and (c) any court or other forum of the Tribe (to the extent that a Permitted Party has commenced or consented to an action in such court or forum).

                  15.5 Arbitration. At the election of the Trustee, any Permitted Claims must be resolved by binding arbitration under the commercial arbitration rules of the American Arbitration Association (the "AAA"), as modified by this Agreement. An arbitration proceeding may be commenced only by the Trustee, or to the extent remedies may be enforced directly by a holder of Senior Notes, by the holder upon the filing with the AAA of a Statement of Claim (within the meaning of the AAA rules) and serving a copy thereof on the Authority and the Tribe. A single arbitrator shall hear the Permitted Claim, and shall be selected in accordance with the rules of the AAA. No person shall be eligible to serve as an arbitrator if the person is related to, affiliated with or has represented in a legal capacity any party to the arbitration proceeding or any party to this Agreement. The arbitrator shall be an attorney admitted to practice and in good standing before the highest court of a state, who is experienced in advising clients in connection with commercial borrowings or the issuance of debt securities. Any party shall be permitted to engage in any discovery permitted under the rules of the AAA. However, all discovery shall be completed within 90 days following the initial filing of the Statement of Claim. The hearing on the arbitration must be held in the City of Los Angeles, California, and commence and be completed no more than 30 days after the close of discovery, and the arbitrator shall render an award in writing within 30 days of the completion of the hearing, which shall contain findings of facts and conclusions of law. Any arbitrator appointed hereunder may award interim injunctive relief before the final arbitration award. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator.

                  15.6 Service of Process. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any proper court.

                  15.7 Non-Impairment. Neither the Authority nor the Tribe nor any of its Affiliates will: (a) adopt, enact, promulgate or otherwise place into effect any law or legal requirement that impairs or interferes, or could impair or interfere, in any manner, with any right or remedy of another party hereunder or their successors and assigns (it being understood and agreed that any such law or legal requirement that is adopted, enacted, promulgated or otherwise placed into effect without the prior written consent of any affected party, successor or assign shall be void and of no effect); or (b) demand, impose or receive any tax, charge, assessment, fee or other imposition or impose any regulatory or licensing requirement against a party, their successors or assigns, except in connection with licensing required by the Compact entered into between the Tribe and the State of California, as amended from time to time.

         16. Alteration of Obligations. Each Tribal Party acknowledges and agrees that none of the following shall release, impair, reduce, diminish or otherwise affect any of its obligations under this Agreement: (a) any alteration, compromise, acceleration or extension of, or any change to, (i) the Tribe's or the Authority's obligations to complete the design, development, construction and equipping of the parking facilities and other infrastructure improvements to the Facility and to commence operation thereof or (ii) the payment or performance by the Tribe or the Authority under any debt instrument or other financing, including the Secured Obligations secured hereby, for the development, construction, equipping or operation of the parking facilities and other infrastructure improvements to the Facility or the Facility (the foregoing, collectively, the "Facility Obligations"), in each case in such manner, upon such terms and at such times as any Person (including the Trustee or any Holder) (each such Person, an "Obligee") deems best, and without notice to any Tribal Party; (b) the release of the Tribe or the Authority from any or all of the Facility Obligations by acceptance of a deed in lieu of foreclosure or otherwise, as to all or any portion of the Facility Obligations; (c) the release, substitution or addition of any one or more guarantors or endorsers of the Facility Obligations; (d) the acceptance of additional or substitute security for the Facility Obligations; or (e) the release or subordination of any security for the Facility Obligations. No exercise (including foreclosure of the Facility or any portion thereof) or non-exercise of any right under any document relating to the Facility Obligations (collectively, the "Obligation Documents") by an Obligee, no dealing by an Obligee hereunder or under any Obligation Document or any other document with the Authority, the Tribe or any other Person, and no change, impairment or release of all or any portion of the Facility Obligations or suspension of any right or remedy of an Obligee against any other Person, including the Tribe or any other such guarantor, endorser or other Person, shall in any way affect any of the obligations of the Authority hereunder or under any security furnished by the Authority or give the Authority any recourse against an Obligee (including the Trustee). If an Obligee has exculpated or hereafter exculpates the Tribe or the Authority from liability in whole or in part, or has agreed or hereafter agrees to look solely to the Facility or any other property for the satisfaction of the Authority's Obligations under the Indenture, such exculpation and agreement shall not affect the obligations of the Authority hereunder. Each Tribal Party further acknowledges that any such exculpation or agreement that has been given or that is hereafter given to the Authority or the Tribe with respect to the Senior Notes or any Collateral Document has been given or is given in reliance upon the covenants of the Tribal Parties contained herein.

         17. Obligations Absolute; Waiver. The obligations of each Tribal Party hereunder shall be unconditional, absolute and continuing and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by and shall survive the release of any Collateral from the security interests created hereby. Except for the rights expressly provided to the Authority hereunder, the Authority hereby waives and relinquishes all rights and remedies accorded by applicable law to sureties or guarantors and agrees not to assert or take advantage of any such rights or remedies including: (a) any right to require any holder or recipient of the direct or indirect benefit of any of the Facility Obligations (including the Trustee or the Holders) (each a "Benefited Party") to proceed against the Tribe or any other Person or entity or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in the power of a Benefited Party before proceeding against the Authority; (b) the defense of the statute of limitations in any action hereunder or in any action for the collection or performance of the Facility Obligations; (c) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person; (d) appraisal, valuation, stay, extension, marshaling of assets, redemption, exemption, diligence, demand, presentment, protest and notice of any kind, including notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action, non-action, performance or failure to perform on the part of a Benefited Party, the Tribe, any endorser or creditor of the Tribe or the Authority or on the part of any other Person under this or any other instrument in connection with any obligation or evidence of indebtedness held by a Benefited Party as collateral or in connection with any Facility Obligations; (e) any defense based upon any exercise of remedies, including foreclosure of the Facility, or upon an election of remedies by a Benefited Party, including an election to proceed by non-judicial rather than judicial foreclosure, which destroys or otherwise impairs the subrogation rights of the Authority, the right of the Authority to proceed against the Tribe or any other person for reimbursement, or both; (f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (g) any duty on the part of a Benefited Party to disclose to the Authority any facts a Benefited Party may now or hereafter know about the Tribe or any other Person, regardless of whether a Benefited Party has reason to believe that any such facts materially increase the risk beyond that which the Authority intends to assume, or has reason to believe that such facts are unknown to the Authority, or has a reasonable opportunity to communicate such facts to the Authority, since the Authority acknowledges that the Authority is fully responsible for being and keeping informed of the financial condition of the Tribe or any other Person and of all circumstances bearing on the risk of non-payment of any Facility Obligations; (h) any defense arising because of the election of a Benefited Party, in any proceeding instituted under title 11 of the United States Code (the "Federal Bankruptcy Code"), of the application of
Section 1111(b)(2) of the Federal Bankruptcy Code; (i) any defense based upon any borrowing or grant of a security interest under Section 364 of the Federal Bankruptcy Code; (j) except as may be expressly set forth herein, any claim or other rights which it may now have or hereafter acquire against the Tribe or any other Person that arises from the existence or performance of the Authority's obligations under this Agreement or any other Obligation Document, including any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy by a Benefited Party against the Tribe or any collateral which a Benefited Party now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including the right to take or receive from the Tribe or any other Person or entity, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights; (k) any rights which it may acquire by way of contribution under this Agreement or any Obligation Document, by any payment made hereunder or otherwise, including the right to take or receive from any other Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such contribution rights; (l) any defense based on one-action laws and any other anti-deficiency protections granted to guarantors by applicable law; (m) any merger or consolidation of the Tribe or the Authority into or with any other Person, or any sale, lease or transfer of any or all of the assets of the Tribe or the Authority to any other Person; (n) any circumstance which might constitute a defense available to, or a discharge of, the Tribe, the Authority or a surety; (o) any lack of genuiness, validity, regularity, enforceability or value of any Facility Obligations, this Agreement or any Obligation Document; and (p) any other fact or circumstance, including any construction delays or any contests or claims relating to the construction of the Facility. The Authority acknowledges and agrees that any nonrecourse or exculpation provided for in any Obligation Document, or any other provision of an Obligation Document limiting each respective Benefited Party's recourse to specific collateral or limiting such Benefited Party's right to enforce a deficiency judgment against the Authority or the Tribe, shall have absolutely no application to the Authority's liability under this Agreement. To the extent that any Benefited Party (including the Trustee) collects or receives any sums or payments from the Authority or the Tribe or from any guarantor, endorser or other Person under any Obligation Document or realized from any security, such Benefited Party shall have the right, but not the obligation, to apply such amounts first to that portion of the Tribe's or the Authority's indebtedness and obligations, if any, to such Benefited Party that is not covered by this Agreement, regardless of the manner in which any such payments or amounts are characterized by the Person making payment.

         18. Place of Business; Location of Records. Unless the Trustee is otherwise notified under Section 6.4, the place of business and chief executive office of each Tribal Party is, and all records of the Authority concerning the Collateral are and will be, located at its address set forth in Section 15.02 of the Indenture.

         19. Continuing Assignment and Security Interest. This Agreement shall create a continuing assignment of, and security interest in, the Collateral and shall: (a) remain in full force and effect until payment in full of the Secured Obligations; (b) be binding upon each Tribal Party and its successors and assigns; provided, however, that the obligations of a Tribal Party and its successors and assigns hereunder may not be assigned without the prior written consent of the Trustee; and (c) inure, together with the rights and remedies of the Trustee, to the benefit of the Trustee and its successors, transferees and assigns. Without limiting the generality of the foregoing but subject to the terms of the Indenture, the Trustee may assign or otherwise transfer all or any part of or interest in the Senior Notes or other evidence of indebtedness held by it to any other Person to the extent permitted by and in accordance with the Indenture, and such other Person shall thereupon become vested with all or an appropriate part of the benefits in respect thereof granted to the Trustee herein or otherwise. The release of the security interest in any or all of the Collateral, the taking or acceptance of additional security, or the resort by the Trustee to any security it may have in any order it may deem appropriate, shall not affect the liability of any person on the indebtedness secured hereby. If this Agreement shall be terminated or revoked by operation of law, the Authority will indemnify and save the Trustee harmless from any loss which may be suffered or incurred by the Trustee in acting hereunder prior to the receipt by the Trustee, its successors, transferees, or assigns of notice of such termination or revocation.

         20. Termination of Security Interest. Upon the payment in full of the Secured Obligations (but subject to the provisions of Section 21 below), the security interest in the Collateral granted hereby shall terminate and all rights to the Collateral shall revert to the Authority. In addition, upon the satisfaction of the conditions set forth in Section 14.04 of the Indenture (Release of Collateral), the security interest in all or a portion of the Collateral hereunder shall terminate to the extent set forth in such Section
14.04. Upon any such termination, the Trustee will, at the Authority's expense, authenticate and, subject to Section 21 hereof, deliver to the Authority such records (including termination statements under the UCC) as the Authority shall reasonably request to evidence such termination.

         21. Reinstatement. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Trustee in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by the Trustee upon the insolvency, bankruptcy, reorganization, liquidation of the Authority or upon the dissolution of, or appointment of any intervenor or conservator of, or trustee or similar official for, the Authority or any substantial part of the Authority's assets, or otherwise, all as though such payments had not been made.

         22. Trustee's Duties; Reasonable Care. The powers conferred on the Trustee hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise such powers. Except for the safe custody of any Collateral in its possession and the accounting for monies actually received by it hereunder, the Trustee shall have no duty as to any Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment that is not materially less protective to that which the Trustee accords its own property, it being expressly agreed that neither the Trustee nor any Holder shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Trustee or any Holder has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral, but the Trustee may do so at its option and all reasonable expenses (including reasonable attorneys' fees) incurred in connection therewith shall be payable by and for the sole account of the Authority.

         23. Survival of Provisions. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the Senior Notes and the Indenture. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements, representations and warranties of the Authority set forth herein shall terminate only upon payment in full of the Secured Obligations.

         24. Miscellaneous.

                  24.1 No Personal Liability. No past, present or future officer or office holder, employee, agent, representative, member of the Authority shall have any liability for any obligations of the Authority under this Agreement for any claim based on, in respect of, or by reason of, such obligations or their creation.

                  24.2 [Intentionally deleted.]

                  24.3 Severability. In case any provision in the Agreement shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  24.4 Tables of Contents, Headings, etc. The Table of Contents and Headings in this Agreement have been inserted for convenience of reference only, are not to be considered a part of this Agreement and shall in no way modify or restrict any of the terms or provisions hereof.

                  24.5 Counterparts, Originals. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement. A facsimile signature page shall have the same force and effect as an original.

                  24.6 Time. Time is of the essence of this Agreement.

                  24.7 Amendments; Waivers; Consents. No amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by the Authority therefrom, shall in any event be effective without the written concurrence of the Authority and the Trustee.

                  24.8 Notices. All notices required or permitted under the terms and provisions hereof shall be in writing and any such notice shall be effective if given in accordance with the provisions of Section 15.02 of the Indenture. Notices to the Authority may be given at the address of the Authority set forth in such Section 15.02.

                  24.9 Entire Agreement. This Agreement, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof. This Agreement supercedes all oral negotiations and prior writings in respect of the subject matter hereof.

                  24.10 Attorneys' Fees. In the event any legal action or proceeding (including any of the remedies provided for herein or at law) is commenced to enforce or interpret this Agreement or any provision thereof the Authority shall indemnify the Trustee for its reasonable attorneys' fees and other costs and expenses incurred therein, and if a judgment or award is entered in any such action or proceeding, such reasonable attorneys' fees and other costs and expenses may be made a part of such judgment or award.

                  24.11 IGRA Savings Provisions. It is not the intent of the parties hereto that this Agreement, whether considered alone, or together with any other one or more documents, constitute a management contract within the meaning of IGRA. Accordingly, to the extent any reasonable basis exists therefore, each and every provision hereof shall be interpreted in a manner that does not cause this Agreement to constitute a management contract, whether considered alone, or together with any other one or more documents. In no event shall any provision of this Agreement be applied, or deemed in effect or enforceable, to the extent such provision allows any action or influence by the Trustee or any other person that constitutes management of gaming in violation of IGRA. Notwithstanding any other provision herein, if any term or condition herein should cause this Agreement, alone, or together with any one or more other documents, to constitute a management contract within the meaning of IGRA, such provision shall be null and void without any further force and effect, with all other provisions not similarly null and void remaining in full force and effect. This Section shall survive as an agreement separate and apart from the remainder of this Agreement in the event of any determination that any provision of this Agreement causes the Agreement to constitute a management contract within the meaning of IGRA.

                  24.12 Scope of Security Interest. Notwithstanding anything to the contrary contained in this Agreement, the Trustee's security interest (a) in assets of the Tribe shall be limited to Gaming Assets that do not constitute real estate or an interest in real estate and (b) in assets of the Authority shall not include any asset that constitutes real estate or an interest in real estate.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, each of the undersigned has caused this Pledge and Security Agreement to be duly executed and delivered as of the day and year first above written.

THE RIVER ROCK ENTERTAINMENT AUTHORITY

By:      /s/ Elizabeth Elgin DeRouen
         ---------------------------
         Name:  Elizabeth DeRouen
         Title:   Chairperson



U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:      /s/ Frank Leslie
         ---------------------------
         Name:  Frank Leslie
         Title:   Vice President


THE DRY CREEK RANCHERIA OF POMO
   INDIANS OF CALIFORNIA



By:      /s/ Elizabeth Elgin DeRouen
         ---------------------------
         Name:  Elizabeth DeRouen
         Title:    Chairperson

                                  SCHEDULE 4.3

                                 Permitted Liens


         "Permitted Liens" means:

                  (1) Liens on the assets of the Authority created by the Indenture and the Collateral Documents securing the Senior Notes;

                  (2) Liens in favor of the Authority;

                  (3) Liens existing on the date of the Indenture;

                  (4) Liens to secure Indebtedness that was permitted to be incurred pursuant to permitted FF&E Financing;

                  (5) Liens on property existing at the time of acquisition thereof by the Authority; provided that those Liens were in existence prior to the contemplation of the acquisition and do not extend to any assets other than the acquired property;

                  (6) Liens on property of a Person existing at the time such Person is merged with or into the Authority; provided that such Liens were in existence prior to the contemplation of such merger and do not extend to any assets other than those of the Person merged with or into the Authority;

                  (7) Liens or deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

                  (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

                  (9) leases or subleases permitted pursuant to the terms of the Indenture and that are granted to others and do not in any material respect interfere with the business of the Authority;

                  (10) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business and not overdue for a period of more than 90 days or which are being contested in good faith by appropriate proceedings;

                  (11) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (12) Liens arising as a result of easements, survey exceptions, title defects, restrictions, encumbrances reservation of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes or zoning or other restrictions as to the use of real property which, in the aggregate, do not materially interfere with the ordinary course of the business of the Authority;

                  (13) Liens incurred in the ordinary course of business of the Authority with respect to obligations that do not exceed $2.5 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially impair the operation of business by the Authority; provided, however, it is acknowledged that Permitted Liens will not include any Lien on the land held in trust for the Tribe by the United States or any real property interest therein, including the buildings, improvements and fixtures, which will give the holder thereof a proprietary interest in any gaming activity as prohibited by
         Section 11(b)(2)(A) of IGRA;

                  (14) Liens created by or resulting from any legal proceeding with respect to which the Authority is prosecuting an appeal or other proceeding for review and the Authority is maintaining adequate reserves in accordance with GAAP;

                  (15) Liens arising by reason of a judgment, decree or court order, to the extent not otherwise resulting in an Event of Default; and

                  (16) extensions, renewals or refunding of any Liens referred to in clauses (1) through (13) above, provided that the renewal, extension or refunding is limited to all or part of the assets or property securing the original Lien.

         Any capitalized term in this Schedule 4.3 not otherwise defined in the Pledge and Security Agreement shall have the meaning ascribed thereto in the Indenture.


                                      -23-